Exhibit 1.1

RILEY EXPLORATION PERMIAN, INC.

$50,000,000
Common Stock
($0.001 par value)

Equity Distribution Agreement

September 1, 2023

Truist Securities, Inc. 3333 Peachtree Road NE Atlanta, Georgia 30326

Janney Montgomery Scott LLC 1717 Arch Street Philadelphia, Pennsylvania 19103

Roth Capital Partners, LLC 888 San Clemente Drive Newport Beach, California 92660

Ladies and Gentlemen:

Riley Exploration Permian, Inc., a corporation organized under the laws of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Truist Securities, Inc., Janney Montgomery Scott LLC and Roth Capital Partners, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1.           Description of Shares.  The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, $0.001 par value (“Common Stock”), having an aggregate gross sales price of up to $50,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.  Subject to the terms of this Agreement, the Company hereby reserves the right to issue and sell shares of Common Stock other than through or to the Managers during the term of this Agreement on terms that it deems appropriate.  The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 18 hereof.

2.           Representations and Warranties.  The Company represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333-255104) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of Common Stock, including the Shares.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Company has filed, or will timely file, with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b).  As filed, the Prospectus contains, or will contain, all information required by the Securities Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects (exclusive of Exchange Act filings) in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made.  The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)           To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)           On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d)           At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any of the Managers specifically for use therein.

(e)           (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any of the Managers specifically for use therein.

(g)           The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(h)           The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i)            As of the Execution Time, the Company is not a party to any other effective sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(j)            The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k)           The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)            The consolidated financial statements of the Company filed with the Commission and included or incorporated by reference in the Disclosure Package, the Prospectus and Registration Statement, present fairly in all material respects the financial condition of the Company and each of the subsidiaries of the Company as of and at the dates indicated, and the consolidated statements of operations, stockholders’ equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto and in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed summary statements.  The pro forma combined financial information and the related notes thereto incorporated by reference in the Disclosure Package, the Prospectus and Registration Statement have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma combined financial information are reasonable and are set forth or incorporated by reference in each of the Disclosure Package, the Prospectus and Registration Statement.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Disclosure Package, the Prospectus and Registration Statement that are not included or incorporated by reference as required.  All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures included or incorporated by reference in the Disclosure Package, the Prospectus and Registration Statement have been presented in compliance with Item 10 of Regulation S-K of the Commission.  Except as disclosed in the Disclosure Package, the Prospectus and Registration Statement, the Company and the subsidiaries are not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.  To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided in the preparation of, or audited, the financial statements or other financial data included or incorporated by reference in the Disclosure Package, the Prospectus and Registration Statement.

(m)          Since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package, there has been no (i) material adverse change affecting the condition, financial or otherwise, or in the earnings, business, properties, management, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”); (ii) transaction which is material to the Company and its subsidiaries, taken as a whole; (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries, taken as a whole; (iv) material change in the capital stock of the Company or any subsidiary (other than the issuance of shares of Common Stock pursuant to this Agreement or upon the exercise of stock options, warrants or other awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Disclosure Package, the Prospectus and Registration Statement or repurchase or net issuance of Common Stock in connection with any tax withholding or exercise price in connection with such awards); (v) material change in the outstanding indebtedness of the Company or any subsidiary; or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than any publicly announced quarterly dividend on the Company’s Common Stock).

(n)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Prospectus and Registration Statement and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Each subsidiary has been duly organized and is validly existing as a business entity (corporate or otherwise) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Prospectus and Registration Statement, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  All of the issued and outstanding equity interests of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Disclosure Package, the Prospectus and Registration Statement, pursuant to credit facilities or indentures filed as exhibit(s) to the Company’s Exchange Act filings (the “Debt Instruments”), or disclosed in writing by the Company to the Managers, all such equity interests are wholly owned by the Company, directly or through its subsidiaries, and if owned by the Company (directly or indirectly) are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any subsidiary were issued in violation of the preemptive or similar rights of any security holder of such subsidiary.  As of the Execution Time, the subsidiaries listed in Schedule II are the only subsidiaries of the Company.

(o)           At the Execution Time, the Company has an authorized and outstanding capitalization as described in the Disclosure Package, and, except as otherwise contained in the Prospectus (as then amended or supplemented), there has been no material change in such information since the filing of the Prospectus (or such amendment or supplement thereto) (subject to permitted changes in the issued and outstanding capital stock under clause (iv) of Section 2(m)).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any security holder of the Company.  The capital stock of the Company conforms in all material respects to the description contained in the Disclosure Package, the Prospectus and Registration Statement, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Disclosure Package, the Prospectus and Registration Statement, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(p)           The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(q)           This Agreement has been duly authorized, executed and delivered by the Company.

(r)            The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Disclosure Package, the Prospectus and Registration Statement; and the issuance of the Shares is not subject to any preemptive or similar rights.

(s)           This Agreement conforms in all material respects to the description thereof contained in the Prospectus and Registration Statement.

(t)           Neither the Company nor any subsidiary is (i) in violation of its charter, bylaws or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (i), and solely in the case of a subsidiary, for violations that are not material, or (ii) for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by, and the compliance by the Company with its obligations under, this Agreement, including the sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Disclosure Package under “Use of Proceeds,” does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary pursuant to the Agreements and Instruments except for liens, security interests or similar encumbrances under the Debt Instruments and for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or any related constituent document of any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except where such violation of any applicable law, statute, rule, regulation, judgment, order, writ, or decree of any government, government instrumentality or court, domestic or foreign, would not result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(u)           No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase or distribution of the Shares by the Managers and (iii) as would not have a Material Adverse Effect.

(v)           Except as disclosed in the Disclosure Package, the Prospectus and Registration Statement, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which are required to be disclosed in the Disclosure Package, the Prospectus and Registration Statement but are not so disclosed, or which could, individually or in the aggregate, result in a Material Adverse Effect.

(w)          BDO USA, P.A., who has certified certain financial statements of the Company and its subsidiaries (the “Accounting Firm”), is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)           Except (a) as otherwise set forth in the Disclosure Package, the Prospectus and Registration Statement, (b) for liens, security interests and similar encumbrances under the Debt Instruments, (c) arising under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for performance of other unmatured obligations and are of a scope and nature customary for the oil and gas industry or arise in connection with drilling and production operations or arise in connection with drilling and production operations, or (d) such as in the aggregate does not now cause or will in the future cause a Material Adverse Effect, the Company and each subsidiary have title to their respective properties as follows:  (i) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and natural gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is defensible title, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; (ii) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any subsidiary; (iii) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (iv) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company or any subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exist or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any subsidiary as presently conducted or as the Disclosure Package, the Prospectus and Registration Statement indicate they contemplate conducting, except as may be properly described in the Disclosure Package, the Prospectus and Registration Statement, or such as in the aggregate do not now cause and will not in the future cause a Material Adverse Effect.

(y)           The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)           No relationship, direct or indirect, exists between or among the Company or any subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary, on the other hand, that is required to be described, incorporated by reference or included in the Disclosure Package, the Prospectus and Registration Statement and which is not so described, incorporated or included.

(aa)         Neither the Company nor any subsidiary is required, and upon the sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(bb)         The Company has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such failure, assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Effect.

(cc)         The Company and its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Disclosure Package, the Prospectus and the Registration Statement, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its subsidiaries have received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(dd)         No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Effect.  Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement or as would not have a Material Adverse Effect, the Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or such subsidiary.

(ee)         There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company  or any subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Effect.  Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.  Except as set forth in the Disclosure Package, neither the Company nor any subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ff)          The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), have been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA), which has been established or maintained by the Company, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any subsidiary maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA),  which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or a subsidiary is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Effect; and neither the Company nor a subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Sections 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(gg)         The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Disclosure Package; and (iii) are effective in all material respects to perform the functions for which they were established.  The Company also maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  To the Company’s knowledge, there is no (i) significant deficiency or material weakness in the design or operation of internal controls over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Disclosure Package, the Prospectus and the Registration Statement, there has been no change in the Company’s internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)         The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ii)           Except as otherwise set forth in the Disclosure Package, the Prospectus and Registration Statement, the Company and each subsidiary, and their respective material properties, are insured by insurers or are self-insured against such losses and risks and in such amounts as the Company believes are adequate for the conduct of their business and as the Company believes are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each subsidiary, and their respective material properties, are in full force and effect, and the Company has no reason to believe that  any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.  Except as otherwise set forth in the Disclosure Package, the Prospectus and Registration Statement, there are no material claims by the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(jj)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)           Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any of its directors, officers, employees, agents,  affiliates or other persons associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Belarus, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and other Covered Region (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)      Except pursuant to agreements (including limited partnership agreements or limited liability company agreements) filed as exhibit(s) to Exchange Act filings of the Company, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, except for the Debt Instruments, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)         Neither the Company nor any subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares other than this Agreement.

(oo)         Except as disclosed in the Disclosure Package, the Prospectus and Registration Statement and as have been validly complied with or waived, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(pp)         Neither the Company nor any subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Managers may engage in passive market making transactions in the Shares on the NYSE American in accordance with Regulation M.

(qq)         The Company and its subsidiaries are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board (as defined below).  None of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which, in each such case, would violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

(rr)          Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Disclosure Package, the Prospectus and Registration Statement has been made or reaffirmed with a reasonable basis and in good faith.

(ss)          The statistical, demographic and market-related data included in the Disclosure Package, the Prospectus and Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(tt)           Netherland, Sewell and Associates, Inc.  or other then-current petroleum engineer of the Company (the “Petroleum Engineer”), which has prepared the reserve information of the Company and its subsidiaries, has represented to the Company that they are, and to the knowledge of the Company are, independent petroleum engineers in accordance with guidelines established by the Commission.

(uu)         The oil and gas reserve estimates of the Company included or incorporated by reference in the Disclosure Package, the Prospectus and Registration Statement have been prepared by independent reserve engineers, except as disclosed therein, in accordance with Commission guidelines in all material respects applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect, in all material respects, the oil and gas reserves of the Company as of the dates indicated.  Other than production of the reserves in the ordinary course of business, intervening product price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, services, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and as described in the Disclosure Package, the Prospectus and Registration Statement, the Company is not aware of any facts or circumstances that would cause a Material Adverse Effect in the reserves or the present value of future net cash flows therefrom as described in the Disclosure Package, the Prospectus and Registration Statement.

(vv)         The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof now applicable to it.

(ww)       At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xx)         As of a date within 60 days of the date of this Agreement, the Company was an “experienced issuer” as defined in FINRA Rule 5110(j)(6). To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) beneficial owner of 10% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) to the Company’s knowledge, owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date of this Agreement, has any direct affiliation or association with any FINRA member. The Company will advise the Managers if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(yy)         Except in the case of (A), (B) or (C) below where the breach, incident attack or other compromise, event or condition or failure to implement appropriate controls, policies, procedures and technological safeguards would not, individually or in the aggregate, have a Material Adverse Effect, (A) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably likely to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not be reasonably expected to result in a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to any Manager or counsel for any Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to such Manager.

3.           Sale and Delivery of Shares.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

 (i)            The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and such Manager on any day that (A) is a trading day for the NYSE American LLC (“NYSE American”) (other than a day on which the NYSE American is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day.  The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by such Manager under this Section 3(a) on the NYSE American at the time of sale of such Shares.  For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Manager, if any, on any single trading day.

 (ii)           The Company acknowledges and agrees that (A) there can be no assurance that such Manager will be successful in selling the Shares, (B) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company.

 (iii)          The Company shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing.  The Company or any Manager may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering (including conducting due diligence sessions and the making or deemed making of representations and warranties and deliveries of certificates, opinion letters and other instruments hereunder) of the Shares for any reason and at any time, or recommence such offering; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

 (iv)          Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including by means of ordinary brokers’ transactions between members of the NYSE American that qualify for delivery of a Prospectus to the NYSE American in accordance with Rule 153 and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Manager pursuant to a Terms Agreement.

 (v)           The compensation to each Manager for sales of the Shares with respect to which such Manager acts as sales agent under this Agreement shall be up to 3.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below.  The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

 (vi)          Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company as soon as reasonably practicable following the close of trading on the NYSE American each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Manager with respect to such sales.

 (vii)         Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second Business Day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the aggregate net sales proceeds less any Transaction Fees for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default.  If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, such Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

 (viii)        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified to incorporate disclosures from and, as necessary, relate to the Disclosure Package, the Registration Statement and the Prospectus as amended as of such date.  Any obligation of any Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, modified to incorporate disclosures from and, as necessary, relate to the Disclosure Package, the Registration Statement and the Prospectus, as amended as of such date, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)           If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement.  If any Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)           Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Manager.  The commitment of such Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by such Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d)           Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e)           If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Managers shall not be obligated to sell, during any period in which the Company’s insider trading policy would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Managers, for purposes of this paragraph (f) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.

4.           Agreements.  The Company agrees with each Manager that:

(a)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement (other than (i) any documents incorporated by reference or deemed incorporated therein by reference or (ii) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), unless the Company has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object, unless the Company shall have determined that based on the advice of counsel, such amendment, supplement or filing is required by law. The Company has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing.  The Company will promptly notify the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, during any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any sale of Common Stock, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as the Managers may reasonably request.

(c)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary during such same period to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as the Managers may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)           The Company will furnish to each Manager and counsel for such Manager, without charge, if requested, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Manager may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto.  Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           At any time the Company has outstanding with any Manager any instructions to sell Shares but such instructions have not been fulfilled (excluding, for these purposes, any time that sales of the Shares have been made but not settled), suspended or cancelled, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction; provided, however, that the Company shall be permitted to engage in any such transaction three Business Days after such fulfilment, suspension or cancellation, as applicable.  Notwithstanding the foregoing, the Company may (i) issue and sell Common Stock pursuant to this Agreement or any Terms Agreement, (ii) issue shares of Common Stock or options to purchase shares of its Common Stock or other awards, or shares of Common Stock upon exercise of options or warrants or vesting of awards, or the deemed issuance of Common Stock under Section 16 of the Exchange Act upon the cash settlement or vesting of phantom units, stock appreciation rights or other awards,  pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, or any amendment to or replacement of such plan, (iii) issue shares of Common Stock or securities convertible into or exercisable for shares of Common Stock as consideration in a merger or other acquisition, (iv) file one or more of the following registration statements: (x) a Form S-8 or amendments thereto relating to the issuance of shares of Common Stock or the issuance and exercise of options to purchase shares of Common Stock granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan, (y) a universal or resale “shelf” registration statement on Form S-3 or amendments thereto relating to the issuance of Company securities (so long as no Company securities subject to this Section are offered or issued during such period) or resale of Company securities by selling stockholders pursuant to contractual arrangements with the Company, respectively,  or (z) to which the Managers have consented, such consent not to be unreasonably withheld, conditioned, or delayed in connection with the Company’s entrance into a definitive agreement relating to an acquisition, (v) issue and sell Common Stock pursuant to any conversions or exercises of preferred stock (or dividends on preferred stock) or warrants disclosed in the Disclosure Package, the Registration Statement and the Prospectus, as amended or supplemented, or (vi) offer and sell shares of Common Stock in firm commitment underwritten offerings; provided, however, that, in the case of clause (vi), the Company shall have suspended the offering of Shares through any Manager at least three Business Days’ prior to the commencement of such firm commitment underwritten offering if the Company has provided to such Manager outstanding instructions by the Company to sell Shares but such instructions have not been fulfilled (excluding, for these purposes, any time that sales of the Shares have been made but not settled), suspended or cancelled.  In the event of a firm commitment underwritten offering by the Company, any Manager may (and all Managers shall if requested by the Company) suspend activity under this program for such period of time as may be reasonably requested by the Company or as may be deemed appropriate by such Manager.  Notwithstanding anything herein to the contrary, if there are no outstanding sales of Shares (other than sales of Shares that have been made but not settled) and no instructions are outstanding with any Managers to sell any Shares, then the foregoing restrictions shall not apply in any event.

(i)            The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)            The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares, pursuant to clause (ii), a Current Report on Form 8-K which does not include financial statements or a proxy statement for an annual meeting of stockholders), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K which does not include financial statements or a proxy statement for an annual meeting of stockholders), (iii) the Shares are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request in connection of the filing of a Current Report on Form 8-K or a proxy statement by the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated as of and delivered on (or within three Business Days after in the case of (i) or (ii) above) the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.  The requirement to deliver a certificate under this Section 4(k) shall be automatically waived at a time at which no offering of Shares under this Agreement is ongoing, no sale of Shares by the Managers is pending or no Terms Agreement is in effect (a “Waiver”), which Waiver, in each case, shall not apply the next time Shares are sold by the Managers or the Company enters into a Terms Agreement. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver and did not provide the Managers with a certificate under this Section 4(k), then before any Manager sells any Shares, the Company promptly shall provide the Manager with a certificate required under this Section 4(k).

(l)            On the Initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion (including a negative assurance statement) of Holland & Knight LLP (each, a “Company Counsel”), or other counsel satisfactory to the Managers, each dated and delivered on, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, as applicable, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)          On the Initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), Goodwin Procter LLP, counsel to the Managers or other counsel satisfactory to the Managers (“Sales Agents’ Counsel”), shall deliver a written opinion, dated and delivered on, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company delivers a certificate pursuant to Section 4(k) and (i) the Registration Statement or the Prospectus shall be amended or supplemented (excluding any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)) to include (A) additional or amended financial information or (B) additional or amended reserve information (other than pursuant to clause (iii) or (iv)), (ii) the Shares are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s reasonable request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause (A) each independent accountant that audits the financial statements incorporated by reference into the Prospectus, or other independent accountants satisfactory to the Managers forthwith (except in the case of Section 4(n)(i)(B) and which is solely related to the Company’s financial statements with no impact on the Company’s reserves), and (B) each independent petroleum engineering firm that reviews the Company’s reserves and prepares a reserve report or other independent petroleum engineering firm satisfactory to the Managers forthwith (except in the case of Section 4(n)(i)(A) and which is solely related to the Company’s reserves with no impact on the Company’s financial statements), to furnish the Managers a letter, dated as of, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Sections 6(e) and 6(f), as applicable, of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, unless a waiver is applicable (or promptly thereafter in the case Section 4(k)(i) or Section 4(k)(ii) applies), the Company will, if requested by the Managers, conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(p)           The Company consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)           The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(r)           If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(h) and 6(i) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(s)           Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (unless made as of a specified date) (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and the documents incorporated by reference therein as amended or supplemented as of such date relating to such Shares).

(t)            The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE American and to maintain such listing.

(u)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)           The Company shall cooperate with Managers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w)          The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

5.           Payment of Expenses.

(a)           The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE American; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable and documented fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement in the amount of $75,000 plus an additional $10,000 per calendar quarter for ongoing services in connection with the transactions contemplated hereunder (which shall be one outside counsel for all Managers, taken together, unless otherwise agreed by the Company); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.           Conditions to the Obligations of the Managers.  The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein, as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (other than those representations and warranties made as of a specific time), (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)           The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused each Company Counsel, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Managers, in the form and substance reasonably satisfactory to the Managers, modified as necessary to relate to the Registration Statement and Prospectus as amended or supplemented.

(c)           The Managers shall have received from Sales Agents’ Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct on and as of such date (other than representations and warranties made as of a specific time), with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference into the Disclosure Package, there has been no material adverse change on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)           The Company shall have requested and caused the Accounting Firm (or other firm(s) satisfactory to the Managers) to have furnished to the Managers, on every date specified in Section 4(n) hereof, letters in form and substance satisfactory to the Managers, addressed to the Managers (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)            The Company shall have requested and caused the Petroleum Engineer (or other firm(s) satisfactory to the Managers) to have furnished to the Managers, on every date specified in Section 4(n) hereof, letters in form and substance satisfactory to the Managers, addressed to the Managers (i) confirming that it is an independent petroleum engineering firm, (ii) confirming, as of the date of such letter, its estimates contained in the reserve reports, as of its date, with respect to:  (A) the estimated quantities of the Company’s proved net reserves, (B) the future net revenues from those reserves, (C) their present value as set forth in the Registration Statement and the Prospectus and (D) such related matters as the Managers shall reasonably request.

(g)           Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)           Between the relevant Applicable Times through the applicable Settlement Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)            FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j)            The Shares shall have been listed and admitted and authorized for trading on the NYSE American, and satisfactory evidence of such actions shall have been provided to the Managers.

(k)           Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for such Manager, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Managers, at The New York Times Building, 620 Eighth Avenue, New York, New York 10018, or at the address of such other Sales Agents’ Counsel, as applicable, on each such date as provided in this Agreement.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Manager, the directors, officers, employees, affiliates and agents of each Manager and each person who controls each Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that, except as may be agreed in writing between all the parties after the date of this Agreement, or by the Company with respect to such Manager, the only information furnished in writing by or on behalf of the Managers for inclusion in the Prospectus Supplement and the Prospectus or any Issuer Free Writing Prospectus consists of the name of the Managers and the statement that such Manager will not engage in any transactions that stabilize the Common Stock under the caption “Plan of Distribution” in the Prospectus Supplement.

(b)           Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Manager, but only with reference to written information relating to such Manager furnished to the Company by such Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Manager may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Managers on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Managers shall be deemed to be equal to the total discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall a Manager be required to contribute any amount in excess of the amount by which the discount or commission, as the case may be, applicable to the Shares purchased by such Manager hereunder exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of such Manager shall have the same rights to contribution as such Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.           Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Manager for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) by the Company or Section 8(b) by all of the Managers or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)           In the case of any purchase of Shares by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE American or trading in securities generally on the NYSE American shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.         Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed or delivered to Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326, Attention: Legal Department; Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Legal Department, and Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, Attention: Legal Department; or, if sent to the Company, will be mailed or delivered to 29 E. Reno Avenue, Suite 500 Oklahoma City, Oklahoma 73104, Attention:  Chief Financial Officer with a copy to Holland & Knight LLP, 1722 Routh Street, Suite 1500, Dallas, Texas 75201, Attention:  Amy R. Curtis.

11.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.         No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.         Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and any Manager with respect to the subject matter hereof.

14.         Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.         Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.         Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.         Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.         Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Oklahoma City, Oklahoma.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares to be sold under this Agreement that was first filed or will be filed pursuant to Rule 424(b) at or on or about the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers.

Very truly yours,

RILEY EXPLORATION PERMIAN, INC.

By:	/s/ Bobby D. Riley
Name: Bobby D. Riley
Title: Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Carter Ellston
Name: Carter Ellston
Title: Vice President

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Alexander G. Montano
Name: Alexander G. Montano
Title: Head of Energy Banking

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

SCHEDULE II

Schedule of Subsidiaries

Riley Exploration – Permian, LLC
Riley Permian Operating Company, LLC
RPC Power HoldCo LLC
RPC Power LLC*
RPC P&W LLC**
RPC Toll LLC**
RPC Merchant LLC**

*Not wholly-owned
**Subsidiary of RPC Power, LLC

ANNEX I
[Form of Terms Agreement]

RILEY EXPLORATION PERMIAN, INC.

Common Stock

TERMS AGREEMENT

         , 20

[NAME OF MANAGER]
[ADDRESS OF MANAGER]

Dear Sirs:

Riley Exploration Permian, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 1, 2023 (the “Equity Distribution Agreement”), among the Company and Truist Securities, Inc., Janney Montgomery Scott LLC and Roth Capital Partners, LLC, to issue and sell to [NAME OF MANAGER] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein (other than representations and warranties made as of a specific time) shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

RILEY EXPLORATION PERMIAN, INC.

By:
Name:
Title:

ACCEPTED as of the date
first written above.

[NAME OF MANAGER]

By:
Name:
Title:

Schedule I
to the Terms Agreement

Number of Shares of Purchased Shares:

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:
(1)	The opinions referred to in Section 4(l).
(2)	The opinion referred to in Section 4(m).
(3)	The accountants’ letters and reserve engineers letters referred to in Section 4(n).
(4)	The officers’ certificate referred to in Section 4(k).
(5)	Such other documents as the Manager shall reasonably request.